Exhibit 99.1

Kulicke & Soffa Reports Results for its

Fourth Quarter and Fiscal Year 2007

– Q4 Revenue exceeds the Company’s September 4, 2007 guidance

– Q4 Net income of $30.3 million

– Q4 Earnings per share of $0.47

Fort Washington, PA – November 15, 2007—Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“K&S”) today reports results for its quarter ended September 29, 2007 (“fourth quarter”). K&S announced fourth quarter net revenue of $236.8 million, net income of $30.3 million and diluted earnings per share (“EPS”) of $0.47.

Fourth quarter results included $75.1 million of gold metal revenue in the packaging materials segment compared to $74.0 million for the prior quarter and $80.4 million for the year-ago quarter. These same amounts are also included in cost of sales for the packaging materials segment. Also included in the fourth quarter is a gain of $2.8 million on bond redemption.

From Continuing Operations:	Q4 2007	vs. Q4 2006	vs. Q3 2007
Net Revenue	$236.8 million	+47%	+40%
Gross Profit	$67.7 million	+59%	+58%
Gross Margin	28.6%	+220 basis points	+320 basis points
Net Income	$30.3 million	+134%	+448%
EPS- Diluted	$0.47	+147%	+488%

Scott Kulicke, chairman and chief executive officer, commented, “This quarter, we doubled our wire bonder shipments over the June quarter- extending our wire bonding market leadership with the strongest technology, manufacturing execution, and customer relationships in our industry. We are investing aggressively in our next-generation die bonder in order to leverage these strengths as we expand into the $600 million die bonder market.”

For fiscal year 2007, K&S achieved net revenue of $700.4 million, net income of $37.7 million and diluted EPS of $0.57. Results for fiscal 2007 also included $291.7 million of gold metal revenue in the packaging materials segment compared to $278.8 million in fiscal 2006. These same amounts are also included in cost of sales for the packaging materials segment. Fiscal 2007 net income includes expenses associated with the Company’s investment in its next-generation die bonder.

From Continuing Operations:	FY 2007	FY 2006	Change
Net Revenue	$700.4 million	$696.3 million	+0.6%
Gross Profit	$180.9 million	$196.6 million	-8%
Gross Margin	25.8%	28.2%	-240 basis points
Net Income	$37.7 million	$77.0 million	-51%
EPS- Diluted	$0.57	$1.14	-50%

Fourth Quarter Financial Highlights

•

K&S repurchased $6 million of common stock during the fourth quarter, at an average share price of $8.20, reducing the basic share count by 0.7 million shares. The Company also redeemed $53.6 million of its outstanding 0.5% notes, which will reduce the total diluted share count by 2.6 million shares. As of September 29, 2007, there were 53.2 million basic shares and 62.9 million diluted shares outstanding.

•	Cash from operations provided $28.8 million in the fourth quarter. Cash, cash equivalents, and short-term investments were $169.9 million at the close of the fourth quarter.

•

The Company uses Return On Invested Capital (“ROIC”) as a principle measure of business success. ROIC was 48.6% for the fourth quarter compared to 11.2% last quarter. ROIC is a non-GAAP financial measure. For additional details, please refer to the sections of this press release entitled “Disclosure of Non-GAAP Financial Measure” and “Reconciliation of Return on Invested Capital.”

Key Product Trends

•

K&S was rated the best assembly supplier in Taiwan according to a customer survey conducted by VLSI Research. The Company received high scores in all three judged categories: technology, performance, and support.

•	K&S packaging materials experienced record copper wire growth in Q4 (+ 22% Q-Q and + 31% Y-Y). The new K&S copper wire, Maxsoft, was qualified by three customers during the fourth quarter.

•

K&S high performance gold wires: FP2 and Radix comprised 20% of total wire shipments during the fourth quarter. This illustrates growing acceptance of K&S’s leading high performance wires for reliability critical applications.

•

K&S received the first purchase orders for the new Fortus capillary. Soon after its launch date, customers began accelerated qualification activities to solve various issues on difficult leadframe applications.

Outlook for First Fiscal Quarter

•	Net revenue is expected to be about $220 million

•	Gold metal content is expected to be about $90 million

Earnings Conference Call Details

A conference call to discuss these results will be held today, November 15, 2007 beginning at 9:00 AM EST. Interested participants may call 877-407-8037 for the teleconference or log on to http://www.kns.com/investors/events for listen-only mode. A replay will be available approximately one hour after the completion of the call by calling toll free 877-660-6853 or internationally 201-612-7415 and using the following replay access codes 5521 (account number) and 258731 (replay ID number). A replay will also be available on the K&S web site at http://www.kns.com/investors/events. The replay will be available via phone and web site through January 11, 2008.

Disclosure of Non-GAAP Financial Measure

We believe Return On Invested Capital (ROIC) is a useful measure in providing investors with information regarding our performance. ROIC is a widely accepted measure of earnings efficiency in relation to capital employed. We believe that increasing the return on capital employed, as measured by ROIC, is an effective method to sustain and increase shareholder value. ROIC is defined as U.S. Generally Accepted Accounting Principles (GAAP) Operating Income plus GAAP Depreciation divided by adjusted Net Invested Capital. Net Invested Capital is defined as Total Assets less Current Liabilities. Reconciliation to the most comparable GAAP measurements is shown in the table titled “Reconciliation of Return On Invested Capital”. K&S does not intend for this non-GAAP financial measure to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define ROIC differently.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is the world’s leading supplier of semiconductor assembly equipment, materials, and technology. K&S provides wire bonders, capillaries, wire, die bonders, and die collets for all types of semiconductor packages using wire as the internal electrical interconnections. K&S is the only major supplier to the semiconductor assembly industry that provides customers with semiconductor assembly equipment along with the complementing packaging materials and process technology that enable our customers to achieve the highest possible yields and throughput. The ability to provide these assembly related products is unique to Kulicke & Soffa, and allows us to develop system solutions to the new technology challenges inherent in assembling and packaging next-generation semiconductor devices. Kulicke & Soffa’s web site address is http://www.kns.com.

Caution Concerning Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, revenue growth, sales, profitability, financial results, unit volumes, product development, release of products, industry forecasts, market share, the semiconductor business cycle, the price of gold metal, and projected continued demand for our products. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the volatility in the demand for semiconductors and our products and services; the risk that we may not be able to develop and manufacture new products and product enhancements on a timely and cost effective basis; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2006 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Company Contact: Michael Sheaffer, 215-784-6411, 215-784-6167 fax, msheaffer@kns.com

# # #

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share and employee data)

(Unaudited)

	Three months ended		Fiscal year ended
	September 30, 2006	September 29, 2007	September 30, 2006	September 29, 2007
Net revenue	$161,415	$236,757	$696,311	$700,404
Cost of sales	118,861	169,016	499,750	519,470

Gross profit	42,554	67,741	196,561	180,934

Selling, general and administrative	19,380	24,136	81,462	93,803
Research and development	9,552	13,619	37,657	50,685
Gain on sale of assets	—	—	(4,544)	—

Operating expenses	28,932	37,755	114,575	144,488

Income from operations	13,622	29,986	81,986	36,446
Interest income	1,301	2,073	3,921	6,866
Interest expense	(634)	(924)	(3,126)	(2,876)
Gain on early extinguishment of debt	—	2,802	4,040	2,802

Income from continuing operations before income taxes	14,289	33,937	86,821	43,238
Provision for income taxes	1,335	3,686	9,789	5,508

Income from continuing operations	12,954	30,251	77,032	37,730

Loss from discontinued operations	(121)	—	(24,862)	—

Net income	$12,833	$30,251	$52,170	$37,730

Income per share from continuing operations:
Basic	$0.22	$0.56	$1.40	$0.67

Diluted	$0.19	$0.47	$1.14	$0.57

Loss per share from discontinued operations:
Basic	$—	$—	$(0.45)	$—

Diluted	$—	$—	$(0.36)	$—

Net income per share:
Basic	$0.22	$0.56	$0.95	$0.67

Diluted	$0.19	$0.47	$0.78	$0.57

Weighted average shares outstanding:
Basic	57,100	53,546	55,089	56,221
Diluted	69,157	64,702	68,881	68,274
Stock-based compensation expense included in continuing operations:
Cost of sales	$79	$45	$619	$236
Selling, general and administrative	747	542	2,996	3,678
Research and development	188	330	1,121	1,576

Total continuing operations	$1,014	$917	$4,736	$5,490

Discontinued operations	$—	$—	$626	$—

	Three months ended		Fiscal year ended
	September 30, 2006	September 29, 2007	September 30, 2006	September 29, 2007
Additional financial data:
Depreciation and amortization
Continuing operations	$2,078	$3,471	$9,523	$10,911
Discontinued operations	$—	$—	$2,314	$—
Capital expenditures
Continuing operations	$1,404	$2,026	$9,496	$5,763
Discontinued operations	$—	$—	$753	$—

			September 30, 2006	September 29, 2007
Backlog of orders
Continuing operations			$56,000	$105,000
Number of employees
Continuing operations			2,492	2,903
Transition personnel			159	—

Note – Prior period statements of operations and additional financial data have been adjusted to reflect accounting for the sale of the company's Test business as a discontinued operation in accordance with the requirements of FAS 144.

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

		(Unaudited)
	September 30, 2006	September 29, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$133,967	$150,571
Restricted cash	1,973	—
Short-term investments	21,343	19,339
Accounts and notes receivable, net of allowance for doubtful accounts of $3,068 and $1,713, respectively	120,651	177,512
Inventories, net	47,866	68,955
Prepaid expenses and other current assets	10,446	14,201
Deferred income taxes	3,990	3,631
Current assets of discontinued operations	3,832	—

TOTAL CURRENT ASSETS	344,068	434,209

Property, plant and equipment, net	28,487	37,953
Goodwill	29,684	33,212
Intangible assets	—	500
Other assets	3,262	6,726

TOTAL ASSETS	$405,501	$512,600

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$42,881	$82,615
Accrued expenses	32,970	37,170
Income taxes payable	19,239	22,665

TOTAL CURRENT LIABILITIES	95,090	142,450

Long term debt	195,000	251,412
Other liabilities	10,640	12,335
Deferred income taxes	25,465	23,148

TOTAL LIABILITIES	326,195	429,345

SHAREHOLDERS' EQUITY
Common stock, no par value	277,194	288,714
Treasury stock, at cost	—	(46,118)
Accumulated deficit	(191,824)	(154,094)
Accumulated other comprehensive loss	(6,064)	(5,247)

TOTAL SHAREHOLDERS' EQUITY	79,306	83,255

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$405,501	$512,600

KULICKE & SOFFA INDUSTRIES, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

(Unaudited)

Fiscal 2007:

	Equipment Segment	Packaging Materials Segment	Consolidated
Three months ended September 29, 2007:

Net revenue	$136,645	$100,112	$236,757
Cost of sales	82,825	86,191	169,016

Gross profit	53,820	13,921	67,741
Operating expenses	28,283	9,472	37,755

Income from continuing operations	$25,537	$4,449	$29,986

Fiscal year ended September 29, 2007:

Net revenue	$316,718	$383,686	$700,404
Cost of sales	188,028	331,442	519,470

Gross profit	128,690	52,244	180,934
Operating expenses	108,257	36,231	144,488

Income from continuing operations	$20,433	$16,013	$36,446

Fiscal 2006:

	Equipment Segment	Packaging Materials Segment	Consolidated
Three months ended September 30, 2006:

Net revenue	$54,900	$106,515	$161,415
Cost of sales	27,756	91,105	118,861

Gross profit	27,144	15,410	42,554
Operating expenses	19,806	9,126	28,932

Income from continuing operations	$7,338	$6,284	$13,622

Fiscal year ended September 30, 2006:

Net revenue	$319,788	$376,523	$696,311
Cost of sales	178,473	321,277	499,750

Gross profit	141,315	55,246	196,561
Operating expenses	85,445	33,674	119,119
Gain on sale of assets	—	—	(4,544)

Income from continuing operations	$55,870	$21,572	$81,986

Reconciliation of Return on Invested Capital

(For the Three Months ending September 29, 2007)

(In thousands)

(Unaudited)

As Reported U.S. GAAP Results		Adustments	non-GAAP ROIC
		Depreciation/ Amortization

Income from Operations	$29,986	$3,471		$33,457		Adjusted Net
						Operating Income
			×	4

				$133,828	(A)	Annualized

		Company Cash Limit (1)

Cash & Cash
Equivalents	$169,910	$(94,910)		$75,000
Non-Cash Assets	$342,690			$342,690

Total Assets	$512,600			$417,690
Total Current Liabilities	$142,450			$142,450

Net Invested Capital	$370,150			$275,240	(B)	Adjusted Net
						Invested Capital
				48.6	%(A)/(B)	ROIC

(1)	Only the first $75 million of cash is used for the ROIC calculation